LaSalle Bank Midwest N.A.             LaSalle Business Credit, a division of ABN
                                      AMRO Bank, N.V., Canada Branch

                                  June 18, 2007

VIA FACSIMILE AND ELECTRONIC MAIL

Mr. James Bradshaw                        Mr. James Bradshaw
Chief Executive Officer                   Chief Executive Officer
Eugene Welding Co.                        Steelbank Tubular Inc.
2420 Wills Street                         2495 Haines Road
Marysville, Michigan 48040                Mississauga, Ontario
Facsimile: (810) 364-7252                 CANADA
                                          Facsimile: (810) 364-7252

 Re: Notice of Events of Default; Reservation of Rights; Forbearance and Consent
     ---------------------------------------------------------------------------

Dear Mr. Bradshaw:

     Reference is made to: (i) that certain Loan and Security Agreement, dated as of August 11, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Eugene Loan Agreement"), by and between Eugene Welding Co. ("Eugene") and LaSalle Bank Midwest N.A. (f/k/a Standard Federal Bank N.A.) ("LaSalle Midwest"); (ii) that certain Waiver and Fourth Amendment to Loan Agreement and Reaffirmation of Guaranty, dated as of April 30, 2007 (the "EWCO Amendment"), by and among Eugene, guarantor Tarpon Industries, Inc. ("Tarpon," and together with Eugene and Steelbank, the "Company") and LaSalle Midwest;
(iii) that certain Loan Agreement, dated as of February 17, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Steelbank Loan Agreement," and together with the Eugene Loan Agreement, the "Loan Agreements"), by and between Steelbank Inc. (now known as Steelbank Tubular Inc.) ("Steelbank," and together with Eugene, the "Borrowers") and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch ("LaSalle
Canada," and together with LaSalle Midwest, the "Lenders"); and (iv) that certain Second Amendment to Loan Agreement and Reaffirmation of Guarantee, dated as of April 30, 2007 (the "Steelbank Amendment," and together with the EWCO Amendment, the "Restructuring Amendments"), by and among Steelbank, Tarpon and LaSalle Canada. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the respective Loan Agreements.

     Pursuant to terms of each of the Restructuring Amendments, the Company was required to have consummated "Supplemental Equity Raise 2" in an aggregate amount not less than $1,000,000 no later than May 1, 2007. The Company's failure to comply with such requirement constituted an immediate Event of Default under
Section 15(s) of the Steelbank Loan Agreement and Section 15(r) of the Eugene Loan Agreement (together, the "Specified Defaults"). Each of the Specified Defaults are continuing as of the date hereof.

     Pursuant to our letter to you dated May 11, 2007, the Lenders agreed, notwithstanding the occurrence and continuation of the Specified Defaults, to
(i) forbear from exercising their default-related rights and remedies under the Loan Agreements, the Other Agreements (as defined each Loan Agreement) and applicable law, and (ii) continue making Revolving Loans to Eugene and Steelbank in accordance with the terms of the respective Loan Agreements (including, without limitation, the Revolving Loan Limit set forth in Section 2 of each Loan Agreement), in each case until the earlier of the deadline imposed by Laurus Master Fund Ltd. ("Laurus") for consummation of Supplemental Equity Raise 2 or 5:00 p.m. prevailing Eastern time on May 15, 2007 (such earlier date, the " Original Forbearance Deadline").

     The Forbearance Deadline has passed, and in light of the Company's continued failure to obtain the required equity capital from Supplemental Equity Raise 2 as required under the Loan Agreements, the Lenders remain very concerned about the Company's financial condition.

     Despite the occurrence and continuation of the Specified Defaults and the passage of the Original Forbearance Deadline, the Company has requested (1) that, during the period from June 12, 2007 through July 12, 2007, the Lenders
(a) forbear from exercising default-related rights and remedies and (b) continue to make Loans to the Borrowers as reflected on and in accordance with the budget attached hereto as Exhibit A (the "Budget") (the forbearance described in the preceding clause (a) and the continued making of Loans described in the preceding clause (b) are collectively referred to herein as the "Forbearance"), and (2) that the Lenders consent to the Company's execution, delivery and performance of and under the subordinated debt documents attached hereto as Exhibit B and any other supplemental, amended, related or ancillary documents in connection therewith (the "Subordinated Debt Documents"), including the Financing Agreement among Joseph Gunnar & Co., LLC as "Placement Agent" ("Gunnar"), High Capital Funding, LLC as "Lead Investor" ("HCF") and various other "Investors" (together with High Capital, the "Investors") and the Exhibits thereto.

     The Lenders hereby consent to the Company's execution, delivery and performance of and under the Subordinated Debt Documents and the company's incurrence of subordinated debt in accordance with the terms of the Subordinated Debt Documents (the "New Subordinated Debt"), provided that (a) contemporaneously with the execution of the Subordinated Debt Documents, each of the Company, Gunnar, HCF and each other Investor, and Laurus Master Fund, Ltd. ("Laurus") shall execute a subordination agreement governing the New Subordinated Debt in the form attached hereto as Exhibit C or otherwise acceptable to the Lenders in the Lenders' sole discretion (the "New Subordination Agreement"), (b) each party that becomes party to the Subordinated Debt Documents as an Investor after the date hereof executes and becomes party to the New Subordination Agreement contemporaneously with or prior to such party's execution of the Subordinated Debt Documents and funding thereunder; (c) no payments (including payments of principal, interest and fees) shall be made to any of Gunnar, HCF or any other Investor or Laurus unless explicitly permitted by the New Subordination Agreement and (d) proceeds of the New Subordinated Debt will be used by the Company only to fund ordinary course business expenses of the Borrowers, and will not be used to pay any Laurus Indebtedness.

     Notwithstanding the existence and continuance of the Specified Defaults and the passage of the Original Forbearance Deadline, the Lenders are willing to forbear from exercising their default-related rights and remedies under the Loan Agreements, the Other Agreements (as defined each Loan Agreement) and applicable law and to continue to make Loans to the Borrowers from the date hereof through the earlier to occur of (1) July 12, 2007 or (2) the date on which the Forbearance is terminated in accordance with the terms hereof as set forth herein (the "New Forbearance Period"). Notwithstanding anything to the contrary set forth herein, it shall be an event of default hereunder, and the New Forbearance Period shall terminate immediately and without further notice, if any of the following occurs at any time hereunder (and the Lenders may determine in their sole discretion whether any such event of default and termination has occurred):

     (a) the Excess Availability under and as defined in the Steelbank Loan Agreement, calculated using a Maximum Revolving Loan Limit of Four Million Canadian Dollars (Cdn. $4,000,000), being reduced to an amount less than zero at any time;

     (b) the Excess Availability under and as defined in the Eugene Loan Agreement, calculated using a Maximum Revolving Loan Limit of Five Million, Five Hundred Thousand Dollars ($5,500,000), being reduced to an amount less than zero at any time;

     (c) the Company failing to receive at least Five Hundred Thousand Dollars ($500,000) of New Subordinated Debt cash proceeds under the Subordinated Debt Documents and subject to the New Subordination Agreement on or before June 20, 2007;

     (d) the Company failing to receive a total of at least Nine Hundred and Fifteen Thousand Dollars ($915,000) of New Subordinated Debt cash proceeds (inclusive of the $500,000 described in the preceding clause (c)) under the Subordinated Debt Documents and subject to the New Subordination Agreement on or before June 23, 2007;

     (e) the Company failing to receive a total of at least One Million Seven Hundred Thousand Dollars ($1,700,000) of New Subordinated Debt cash proceeds (inclusive of the $915,000 described in the preceding clause (d)) under the Subordinated Debt Documents and subject to the New Subordination Agreement on or before June 30, 2007;

     (f) any of the Company, Laurus, Gunnar or any of the Investors failing to comply with any terms, conditions, covenants, promises, agreements or other obligations set forth in any Subordinated Debt Document, in that certain Subordination Agreement among Laurus and the Lenders dated as of December 13, 2005 (as amended from time to time in accordance with its terms, the "Original Subordination Agreement") and in the New Subordination Agreement;

     (g) a default or an "Event of Default" (or term of similar import) occurring and continuing unwaived at any time under the terms of any subordinated debt of any Obligor that is subject to the Original Subordination Agreement or the New Subordination Agreement or any other subordination agreement to which Lenders are a party, including, without limitation, any term or condition of the Subordinated Debt Documents;

     (h) the Company failing to diligently pursue and consummate the transaction contemplated by the Subordinated Debt Documents in accordance with the terms and conditions set forth in the Subordinated Debt Documents;

     (i) Borrowers failing to comply with any line item on the Budget in any respect and at any time during the New Forbearance Period (with the permitted variances set forth below), or using Loan proceeds and proceeds of the New Subordinated Debt for any use other than ordinary course business expenses or in amounts exceeding 105% of the amounts listed in each disbursement line item on the Budget or the amount listed for total disbursements set forth on the Budget for each period, on a cumulative basis, set forth on the Budget, or the Borrowers failing to generate gross sales of at least 95% of the "Sales Forecast" line item in the Budget for each period, on a cumulative basis, set forth on the Budget or receive collections of accounts receivable of at least 95% of the "Collections Forecast" line item in the Budget for each period, on a cumulative basis, set forth on the Budget;

     (j) Borrowers failing to deliver detailed reports to Lenders with every funding request and no less often than once per week reporting Borrowers' sales, collections and disbursements during the period since the prior report, arranged by the same line item categories and with the same detail as set forth in the Budget and listing the variance, if any, from the sales, collections and disbursements set forth in each line item of the Budget for such period;

     (k) Laurus exercising (or commencing the exercise of) any default-related rights and remedies under its existing subordinated debt documentation with the Company or applicable law, or taking any actions that are in violation of the terms and conditions of the Original Subordination Agreement;

     (l) the Investors exercising (or commencing the exercise of) any default-related rights and remedies under their existing subordinated debt documentation with the Company or applicable law, or taking any actions that are in violation of the terms and conditions of the New Subordination Agreement;

     (m) Borrowers paying the Liabilities under one of the Loan Agreements in full without simultaneously also paying the Liabilities under the other Loan Agreement in full as well; or

     (n) a default or an Event of Default other than the Specified Defaults occurring under either of the Loan Agreements.

     Except as otherwise set forth herein, the Lenders continue to reserve the right to exercise any or all of their rights and remedies under the respective Loan Agreements, the Other Agreements (as defined in each Loan Agreement), applicable law or otherwise, at any time and in any manner. Notwithstanding anything to the contrary set forth herein and notwithstanding the Forbearance, the Lenders reserve their rights under the respective Loan Agreements, the Other Agreements (as defined in each Loan Agreement), applicable law or otherwise to institute such reserves as Lenders elect in their sole discretion from time to time, during the New Forbearance Period or otherwise. Nothing herein shall be construed or interpreted as being a waiver of the Lenders' respective rights or remedies under the Loan Agreements, the Other Agreements (as defined in each Loan Agreement), applicable law or of any default or Event of Default under the respective Loan Agreements (including, without limitation, any Specified Default). No oral representations or course of dealing on the part of any Lender or any of its officers, employees, agents, counsel or other representatives, and no failure or delay by any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Loan Agreements, any Other Agreements (as defined in each Loan Agreement) or applicable law, shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. The Lenders are under no obligation to extend or renew the New Forbearance Period or waive any existing or future default or Event of Default arising under any Loan Agreement (including, without limitation, any Specified Default). Any agreement by the Lenders to extend or renew the New Forbearance Period must be set forth in writing and signed by Lenders and by an officer of each of Tarpon and the Borrowers, and the Company acknowledges that no Lender has made any assurances to the Company concerning the likelihood of an extension or renewal of the New Forbearance Period. The Company has disclosed and will continue to so disclose to its shareholders and investors (including Laurus and the Investors), among other things, that (i) the Specified Defaults have not been waived by the Lenders, (ii) the Lenders reserve all of their rights and remedies with respect to the Specified Defaults upon any expiration or termination of the New Forbearance Period regardless of whether the Company receives any or all of the proceeds of New Subordinated Debt specified herein or any proceeds of any other indebtedness or equity investment. Without limiting the generality of any of the foregoing, the Lenders expressly reserve their right under the respective Loan Agreements to demand immediate payment of interest on all or any portion of the Liabilities under each Loan Agreement at the default rate during the continuance of any Event of Default (including any Specified Default).

     The Company acknowledges and agrees that the Lenders are providing the Forbearance (and any Loans provided during the New Forbearance Period) as set forth above to fund the disbursements set forth on the Budget at the request of the Company, and that the Company continues to be responsible for operating its businesses in the manner it deems appropriate.

     In consideration for the Lenders agreeing to the continued forbearance, extensions of credit and other accommodations set forth herein, Eugene shall pay to LaSalle Midwest a non-refundable forbearance fee of $25,000 and Steelbank shall pay to LaSalle Canada a non-refundable forbearance fee of $25,000 (both such forbearance fees, collectively, the "Forbearance Fee"). The Forbearance Fee shall be fully earned by the respective Lenders upon the execution and delivery of this letter agreement and shall be payable in U.S. dollars immediately upon any expiration or termination of the New Forbearance Period (and the Company acknowledges that the Lenders have the right under the respective Loan Agreements to charge the Forbearance Fee to the applicable loans upon such Fee becoming payable pursuant to this paragraph).

     Without in any way limiting the foregoing reservation of rights, the Lenders direct the Company's attention to the terms of the Original Subordination Agreement and demand the Company's strict compliance therewith (including, without limitation, the prohibitions on payment on account of Junior Debt as defined therein).

     Please indicate the Company's acknowledgment of and agreement with the terms and conditions of this letter by signing where indicating below and returning a signed copy to the Lenders via fax at (248) 822-5809, Attn: Greg Gentry.

                                      Very truly yours,

                                      LASALLE BANK MIDWEST N.A.



                                      By: /s/ Brian Kundich
                                          ---------------------------------
                                          Brian Kundich
                                          First Vice President

                                      LASALLE BUSINESS CREDIT, A DIVISION OF
                                      ABN AMRO BANK, N.V., CANADA BRANCH


                                     By:  /s/ Aaron Tuner
                                          ---------------------------------
                                          Aaron Tuner
                                          Senior Vice President

                                          /s/ David Carson
                                          ---------------------------------
                                          David Carson
                                          Vice President

Acknowledged and Agreed:

EUGENE WELDING CO., a Michigan corporation


By: /s/ James W. Bradshaw
---------------------------
Name: James W. Bradshaw
Its:  Chief Executive Officer

STEELBANK TUBULAR INC., a New Brunswick corporation


By: /s/ James W. Bradshaw
---------------------------
Name: James W. Bradshaw
Its:  Chief Executive Officer


TARPON INDUSTRIES, INC., a Michigan corporation

By: /s/ James W. Bradshaw
---------------------------
Name: James W. Bradshaw
Its:  Chief Executive Officer
cc (via email):     Martin Battaglia
                    Brian Kundich
                    David Heller
                    Peter Knight
                    Dan McAuliffe
                    Robert D. Gordon
                    John Tucker (Laurus)

                                    EXHIBITS


[Each of the exhibits to this Agreement has been intentionally omitted]

         Exhibit A  Budget

         Exhibit B  Subordinated Debt Documents,  including  Financing Agreement and all Exhibits thereto.

         Exhibit C  Subordination Agreement